Exhibit 99.1

Press Release

INVESTOR RELATIONS CONTACT:

Ralph Giacobbe

860-787-7968

Ralph.Giacobbe@TheCignaGroup.com

MEDIA CONTACT:

Justine Sessions

860-810-6523

Justine.Sessions@Evernorth.com

The Cigna Group Reports Strong Second Quarter 2024 Results

•	Total revenues for the second quarter 2024 increased 25% to $60.5 billion
•	Shareholders’ net income for the second quarter 2024 was $1.5 billion, or $5.45 per share
•	Adjusted income from operations[1] for the second quarter 2024 was $1.9 billion, or $6.72 per share
•	2024 outlook[2] for adjusted income from operations[1,2] is at least $28.40 per share

BLOOMFIELD, CT, August 1, 2024 – Global health company The Cigna Group (NYSE: CI) today reported strong second quarter 2024 results reflecting broad-based revenue and earnings growth across its businesses.

“Our second quarter results underscore the strength of our diversified portfolio. We continue to deliver innovative solutions to meet the evolving needs of those we serve,” said David M. Cordani, chairman and CEO of The Cigna Group. “We remain disciplined in our approach to executing our strategy, enabling us to consistently deliver value and sustain our growth in a dynamic environment.”

Shareholders’ net income for second quarter 2024 was $1.5 billion, or $5.45 per share, compared with $1.5 billion, or $4.92 per share, for second quarter 2023.

The Cigna Group's adjusted income from operations1 for second quarter 2024 was $1.9 billion, or $6.72 per share, compared with $1.8 billion, or $6.13 per share, for second quarter 2023, reflecting strong contributions from both Evernorth Health Services and Cigna Healthcare.

A reconciliation of shareholders’ net income to adjusted income from operations1 is provided on the following page and on Exhibit 1 of this earnings release.

2

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of total revenues to adjusted revenues3 and shareholders’ net income (loss) to adjusted income from operations1:

Consolidated Financial Results (dollars in millions):
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2024	2023	2024	2024

Total Revenues	$60,523	$48,586	$57,255	117,778
Net Realized Investment Results from Equity Method Investments[3]	(53)	30	(8)	(61)
Adjusted Revenues[3]	$60,470	$48,616	$57,247	$117,717

Consolidated Earnings, net of taxes
Shareholders’ Net Income (Loss)	$1,548	$1,460	$(277)	$1,271
Net Realized Investment (Gains) Losses[1]	(20)	9	1,827	1,807
Amortization of Acquired Intangible Assets[1]	317	346	322	639
Special Items[1]	64	5	3	67
Adjusted Income from Operations[1]	$1,909	$1,820	$1,875	$3,784

Shareholders’ Net Income (Loss), per share	$5.45	$4.92	$(0.97)	$4.43
Adjusted Income from Operations[1], per share	$6.72	$6.13	$6.47	$13.19

•	Total revenues for second quarter 2024 increased 25% from second quarter 2023, primarily driven by significant growth in Evernorth Health Services, reflecting large client wins.

•	Adjusted income from operations[1] for second quarter 2024 increased 5% from second quarter 2023, reflecting strong contributions from Evernorth Health Services and Cigna Healthcare.

•	The SG&A expense ratio[4] and adjusted SG&A expense ratio[4] were 6.1% and 6.0%, respectively, for second quarter 2024, compared to 7.1% for both ratios in second quarter 2023, reflecting business mix shift and continued operating efficiency.

•	The debt-to-capitalization ratio was 43.6% at June 30, 2024 compared to 44.3% at March 31, 2024.

•	Year to date through July 31, 2024, the company purchased 14.7 million shares of common stock for approximately $5.0 billion. This includes the purchase of 9.3 million shares of common stock for $3.2 billion in accordance with the previously disclosed Accelerated Share Repurchase (ASR) Agreements.

3

CUSTOMER RELATIONSHIPS

The following table summarizes The Cigna Group’s medical customers and overall customer relationships:

Customer Relationships (in thousands):

	As of the Periods Ended
	June 30,		March 31,	December 31,
	2024	2023	2024	2023

Total Pharmacy Customers[5]	122,470	98,638	122,767	98,570

U.S. Healthcare	17,404	17,882	17,562	18,170
International Health	1,639	1,624	1,622	1,610
Total Medical Customers[5]	19,043	19,506	19,184	19,780

Behavioral Care	23,816	26,383	23,801	24,956
Dental	18,339	18,634	18,443	18,543
Medicare Part D	2,564	2,542	2,558	2,550

Total Customer Relationships[5]	186,232	165,703	186,753	164,399

•	Total customer relationships[5] at June 30, 2024 increased 13% from December 31, 2023 to 186.2 million.

•	Total pharmacy customers[5] at June 30, 2024 increased 24% from December 31, 2023 to 122.5 million due to new sales and the continued expansion of relationships.

•	Total medical customers[5] at June 30, 2024 were 19.0 million, primarily reflecting a year-to-date decrease in Individual and Family Plans customers, driven by targeted pricing actions in certain geographies.

•	Behavioral Care customers[5] at June 30, 2024 were 23.8 million. The year-over-year decrease was primarily due to known non-renewal of supplemental behavioral coverage contracts, which were insignificant to total revenues and adjusted income from operations.

4

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 1 for a reconciliation of adjusted income from operations1 to shareholders’ net income.

Evernorth Health Services

This segment includes the Pharmacy Benefit Services and the Specialty and Care Services operating segments, which partner with health plans, employers, governmental organizations and health care providers to solve challenges in the areas of pharmacy benefits, home delivery pharmacy, specialty pharmacy, specialty distribution, and care delivery and management solutions.

Pharmacy Benefit Services drives high-quality, cost-effective pharmacy care through various services such as drug claim adjudication, retail pharmacy network administration, benefit design consultation, drug utilization review, drug formulary management and access to our home delivery pharmacy. Specialty and Care Services provides specialty drugs for the treatment of complex and rare diseases, specialty distribution of pharmaceuticals and medical supplies, as well as clinical programs to help our clients drive better whole-person health outcomes through care delivery and management solutions.

Financial Results (dollars in millions):
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2024	2023	2024	2024
Total adjusted revenues
Pharmacy Benefit Services	$26,612	$18,819	$26,095	$52,707
Specialty and Care Services	$22,871	$19,324	$20,072	$42,943
Net investment income	$65	$62	$59	$124
Adjusted Revenues[3]	$49,548	$38,205	$46,226	$95,774
Adjusted Income from Operations, Pre-Tax
Pharmacy Benefit Services	$798	$777	$513	$1,311
Specialty and Care Services	$756	$677	$788	$1,544
Net investment income	$65	$62	$59	$124
Adjusted Income from Operations, Pre-Tax[1]	$1,619	$1,516	$1,360	$2,979
Adjusted Margin, Pre-Tax[6]	3.3%	4.0%	2.9%	3.1%

•	Evernorth Health Services second quarter 2024 adjusted revenues[3] and adjusted income from operations, pre-tax[1], increased 30% and 7%, respectively, relative to second quarter 2023.

•	For Pharmacy Benefit Services second quarter 2024 relative to second quarter 2023:
◦	Adjusted revenues[3] increased 41%, reflecting client wins and organic growth.
◦	Adjusted income from operations, pre-tax[1], increased 3%, reflecting continued affordability improvements, partially offset by planned investments to support new and existing client growth.

•	For Specialty and Care Services second quarter 2024 relative to second quarter 2023:
◦	Adjusted revenues[3] increased 18%, reflecting client wins and organic growth in specialty businesses.
◦	Adjusted income from operations, pre-tax[1], increased 12%, reflecting organic growth in specialty businesses and clinical care services, partially offset by increased investments to support business growth and the continued advancement of our digital capabilities and solutions.

5

Cigna Healthcare

This segment includes the U.S. Healthcare and International Health operating segments, which provide comprehensive medical and coordinated solutions to clients and customers. U.S. Healthcare provides commercial medical plans and specialty benefits and solutions for insured and self-insured clients, Medicare Advantage, Medicare Supplement and Medicare Part D plans for seniors and individual health insurance plans. International Health solutions include health care coverage in our international markets, as well as health care benefits for globally mobile individuals and employees of multinational organizations.

Financial Results (dollars in millions):
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2024	2023	2024	2024

Adjusted Revenues[3,7]	$13,143	$12,714	$13,277	$26,420
Adjusted Income from Operations, Pre-Tax[1]	$1,204	$1,172	$1,340	$2,544
Adjusted Margin, Pre-Tax[6]	9.2%	9.2%	10.1%	9.6%

•	Second quarter 2024 adjusted revenues[3,7] increased 3% relative to second quarter 2023, reflecting premium rate increases to cover expected increases in underlying medical costs, partially offset by business mix.

•	Second quarter 2024 adjusted income from operations, pre-tax[1], increased 3% relative to second quarter 2023, primarily driven by continued operating efficiency and higher net investment income, partially offset by a higher MCR[4].

•	The Cigna Healthcare MCR[4] was 82.3% for second quarter 2024 and includes approximately $50 million of unfavorable prior year revenue impacts, or 40 bps, primarily related to Medicare Advantage risk adjustment. The second quarter 2024 MCR[4] compares to 81.2% for second quarter 2023, reflecting business mix and the aforementioned prior year revenue adjustments, partially offset by effective pricing execution and affordability initiatives.

•	Cigna Healthcare net medical costs payable[8] was $5.04 billion at June 30, 2024, $5.66 billion at March 31, 2024, and $5.12 billion at June 30, 2023. The current net medical costs payable reflects more normalized levels after first quarter was elevated due to claims submission and payment process disruptions related to a third-party cyber incident. Favorable prior year reserve development on a gross pre-tax basis was $284 million and $202 million for the six months ended June 30, 2024 and 2023, respectively.

Corporate and Other Operations

Corporate reflects interest expense, amounts not allocated to operating segments and includes intersegment eliminations. Additionally, this discussion includes items reported in Other Operations, which is comprised of Corporate Owned Life Insurance (“COLI”), the Company’s run-off operations and other non-strategic businesses.

Financial Results (dollars in millions):
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2024	2023	2024	2024

Adjusted (Loss) from Operations, Pre-Tax[1]	$(451)	$(394)	$(391)	$(842)

•	Second quarter 2024 adjusted loss from operations, pre-tax[1], was $451 million compared to $394 million for second quarter 2023, primarily reflecting the impact of higher interest expense.

6

2024 OUTLOOK2

The Cigna Group's outlook2 for full year 2024 adjusted revenues2,3 is at least $235.0 billion. The Cigna Group’s outlook2 for full year 2024 consolidated adjusted income from operations1,2 is at least $8.065 billion, or at least $28.40 per share2. Additionally, this outlook includes the impact of expected future share repurchases and anticipated 2024 dividends.

(dollars in millions, except where noted and per share amounts)
2024 Consolidated Metrics	Projection for Full Year Ending December 31, 2024
Adjusted Revenues[2,3]	at least $235,000
Adjusted Income from Operations[1,2]	at least $8,065
Adjusted Income from Operations, per share[1,2]	at least $28.40
Adjusted SG&A Expense Ratio[2,4]	~6.1%
Adjusted Effective Tax Rate[2,9]	20.5% to 21.0%
Cash Flow from Operations[2]	at least $11,000
Weighted Average Shares Outstanding (millions)[2]	282 to 286

2024 Evernorth Metrics
Adjusted Income from Operations, Pre-Tax[1,2]	at least $7,000

2024 Cigna Healthcare Metrics
Adjusted Income from Operations, Pre-Tax[1,2]	at least $4,775
Medical Care Ratio[2,4]	81.7% to 82.5%
Total Medical Customers[2,5]	~19.3M

7

The foregoing statements represent the Company’s current estimates of The Cigna Group's 2024 consolidated and segment adjusted income from operations1,2 and other key metrics as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on The Cigna Group’s website in the Investor Relations section (https://investors.thecignagroup.com/overview/default.aspx). Management will be hosting a conference call to review second quarter 2024 results and discuss full year 2024 outlook beginning today at 8:30 a.m. ET. A link to the conference call is available in the Investor Relations section of The Cigna Group's website located at https://investors.thecignagroup.com/events-and-presentations/default.aspx.

The call-in numbers for the conference call are as follows:

Live Call

(888) 566-1889 (Domestic)

(773) 799-3989 (International)

Passcode: 8028932

Replay

(800) 839-1190 (Domestic)

(203) 369-3031 (International)

It is strongly suggested you dial in to the conference call by 8:15 a.m. ET.

About The Cigna Group

The Cigna Group (NYSE: CI) is a global health company committed to creating a better future built on the vitality of every individual and every community. We relentlessly challenge ourselves to partner and innovate solutions for better health. The Cigna Group includes products and services marketed under Evernorth Health Services, Cigna Healthcare, or its subsidiaries. The Cigna Group maintains sales capabilities in more than 30 markets and jurisdictions, and has approximately 186 million customer relationships around the world. Learn more at thecignagroup.com.

Notes:

  Adjusted income (loss) from operations is a principal financial measure of profitability used by The Cigna Group’s management because it presents the underlying results of operations of the Company’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income (loss). Adjusted income (loss) from operations is defined as shareholders’ net income (loss) (or income (loss) before income taxes less pre-tax income (loss) attributable to noncontrolling interests for the segment metric) excluding net realized investment results, amortization of acquired intangible assets and special items. The Cigna Group’s share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results and on a pre-tax basis for segment results. Consolidated adjusted income (loss) from operations is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income (loss). See Exhibit 1 for a reconciliation of consolidated adjusted income from operations to shareholders’ net income (loss).

8

  Management is not able to provide a reconciliation of adjusted income from operations to shareholders’ net income (loss), adjusted revenues to total revenues, adjusted SG&A expense ratio to SG&A expense ratio, or adjusted effective tax rate to effective tax rate, on a forward-looking basis because it is unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results (from equity method investments with respect to adjusted revenues) and (ii) future special items. These items are inherently uncertain and depend on various factors, many of which are beyond The Cigna Group’s control. As such, any associated estimate and its impact on shareholders’ net income and total revenues could vary materially.

  The Company’s outlook excludes the potential effects of any other business combinations that may occur after the date of this earnings release. The Company’s outlook includes the potential effects of expected future share repurchases and anticipated 2024 dividends.

  The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternate uses of capital. The share repurchase program may be effected through open market purchases in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, including through Rule 10b5-1 trading plans, or privately negotiated transactions. The program may be suspended or discontinued at any time.

  Adjusted revenues is used by The Cigna Group’s management because it permits analysis of trends in underlying revenue. The Company defines adjusted revenues as total revenues excluding the following adjustments: special items and The Cigna Group's share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. We exclude these items from this measure because management believes they are not indicative of past or future underlying performance of the business. Adjusted revenues is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, total revenues. See Exhibit 1 for a reconciliation of consolidated adjusted revenues to total revenues.

  Operating ratios are defined as follows:
•	The Cigna Healthcare medical care ratio (“MCR”) represents medical costs as a percentage of premiums for all Cigna Healthcare risk products provided through guaranteed cost or experience-rated funding arrangements. Changes in percentages may be expressed in basis points ("bps").
•	SG&A expense ratio on a GAAP basis for the second quarter 2024 represents enterprise selling, general and administrative expenses of $3,684 million as a percentage of total revenue of $60.5 billion at a consolidated level. SG&A expense ratio on a GAAP basis for the second quarter 2023 represents enterprise selling, general and administrative expenses of $3,434 million as a percentage of total revenue of $48.6 billion at a consolidated level.
•	Adjusted SG&A expense ratio for the second quarter 2024 represents enterprise selling, general and administrative expenses of $3,621 million excluding special items of $63 million as a percentage of adjusted revenue at a consolidated level. Adjusted SG&A expense ratio for the second quarter 2023 represents enterprise selling, general and administrative expenses of $3,428 million excluding special items of $6 million as a percentage of adjusted revenue at a consolidated level.

  Customer relationships are defined as follows:
•	Total medical customers includes individuals who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna Healthcare; have access to Cigna Healthcare's provider network for covered services under their medical plan; or have medical claims that are administered by Cigna Healthcare.
•	During the fourth quarter of 2023, the U.S. Commercial and U.S. Government operating segments combined to form the U.S. Healthcare operating segment. Information presented for three months ended June 30, 2023 has been restated to conform to the new operating segment presentation.

9

  Adjusted margin, pre-tax, is calculated by dividing adjusted income (loss) from operations, pre-tax by adjusted revenues for each segment.

  The Cigna Group owns noncontrolling interests in certain operating joint ventures. As such, the adjusted revenues for the Cigna Healthcare segment only include the Company’s share of the joint ventures’ earnings reported in Fees and Other Revenues using the equity method of accounting under GAAP.

  Medical costs payable within the Cigna Healthcare segment are presented net of reinsurance and other recoverables. The gross medical costs payable balance was $5.20 billion as of June 30, 2024, $5.86 billion as of March 31, 2024, and $5.34 billion as of June 30, 2023.

  The measure “adjusted effective tax rate” is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, “consolidated effective tax rate”. We define adjusted effective tax rate as the consolidated income tax rate applicable to the Company’s pre-tax income excluding pre-tax income (loss) attributable to noncontrolling interests, net realized investment results, amortization of acquired intangible assets, and special items. The Cigna Group's share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded. Management is not able to provide a reconciliation to the consolidated effective tax rate on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results and (ii) future special items.

10

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made in connection with this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on The Cigna Group's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning our projected adjusted income from operations outlook for 2024 on a consolidated, per share, and segment basis; projected adjusted revenue outlook for 2024; projected total medical customers for year end 2024; projected medical care and adjusted SG&A expense ratios; projected consolidated adjusted effective tax rate; projected cash flow from operations; future dividends, including projected shareholder dividends for 2024; projected weighted average shares outstanding; future financial or operating performance, including our ability to improve the health and vitality of those we serve; future growth, business strategy and strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas and the impact of the developing inflationary and interest rate pressures; capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; and other statements regarding The Cigna Group’s future beliefs, expectations, plans, intentions, liquidity, cash flows, financial condition or performance. You may identify forward-looking statements by the use of words such as “believe,” “expect,” “project,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our strategic and operational initiatives; our ability to adapt to changes in an evolving and rapidly changing industry; our ability to compete effectively, differentiate our products and services from those of our competitors and maintain or increase market share; price competition, inflation and other pressures that could compress our margins or result in premiums that are insufficient to cover the cost of services delivered to our customers; the potential for actual claims to exceed our estimates related to expected medical claims; our ability to develop and maintain satisfactory relationships with physicians, hospitals, other health service providers and with producers and consultants; our ability to maintain relationships with one or more key pharmaceutical manufacturers or if payments made or discounts provided decline; changes in the pharmacy provider marketplace or pharmacy networks; changes in drug pricing or industry pricing benchmarks; our ability to invest in and properly maintain our information technology and other business systems; our ability to prevent or contain effects of potential cyberattack or other privacy or data security incidents; risks related to our use of artificial intelligence and machine learning; political, legal, operational, regulatory, economic and other risks that could affect our multinational operations, including currency exchange rates; risks related to strategic transactions and realization of the expected benefits of such transactions, as well as integration or separation difficulties or underperformance relative to expectations; dependence on success of relationships with third parties; risk of significant disruption within our operations or among key suppliers or third parties; potential liability in connection with managing medical practices and operating pharmacies, onsite clinics and other types of medical facilities; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; uncertainties surrounding participation in government-sponsored programs such as Medicare; the outcome of litigation, regulatory audits and investigations; compliance with applicable privacy, security and data laws, regulations and standards; potential failure of our prevention, detection and control systems; unfavorable economic and market conditions, the risk of a recession or other economic downturn and resulting impact on employment metrics, stock market or changes in interest rates and risks related to a downgrade in financial strength ratings of our insurance subsidiaries; the impact of our significant indebtedness and the potential for further indebtedness in the future; credit risk related to our reinsurers; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available through the Investor Relations section of www.thecignagroup.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. The Cigna Group undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

THE CIGNA GROUP						Exhibit 1
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)

		Three Months Ended				Six Months Ended			Three Months Ended
		June 30,				June 30,			March 31,
(Dollars in millions, except per share amounts)		2024		2023		2024		2023	2024

REVENUES

Pharmacy revenues		$45,101		$33,964		$87,137		$66,108		$42,036
Premiums		11,454		11,039		23,057		22,064		11,603
Fees and other revenues		3,647		3,305		6,973		6,376		3,326
Net investment income		321		278		611		555		290
Total revenues		60,523		48,586		117,778		95,103		57,255
Net realized investment results from certain equity method investments		(53)		30		(61)		(8)		(8)
Adjusted revenues (1)		$60,470		$48,616		$117,717		$95,095		$57,247

Shareholders' net income (loss)		$1,548		$1,460		$1,271		$2,727		$(277)
Pre-tax adjusted income (loss) from operations by segment
Evernorth Health Services		$1,619		$1,516		$2,979		$2,836		$1,360
Cigna Healthcare		1,204		1,172		2,544		2,287		1,340
Corporate and Other Operations		(451)		(394)		(842)		(793)		(391)
Consolidated pre-tax adjusted income from operations		2,372		2,294		4,681		4,330		2,309
Adjusted income tax expense		(463)		(474)		(897)		(892)		(434)
Consolidated after-tax adjusted income from operations		$1,909		$1,820		$3,784		$3,438		$1,875

Weighted average shares (in thousands) (2)		284,052		296,879		286,884		297,936		289,717
Common shares outstanding (in thousands)						279,520		295,830		284,014
SHAREHOLDERS' EQUITY at June 30,						$41,332		$45,445
SHAREHOLDERS' EQUITY PER SHARE at June 30,						$147.87		$153.62

	Three Months Ended				Six Months Ended				Three Months Ended
	June 30,				June 30,				March 31,
	2024		2023		2024		2023		2024
(Dollars in millions, except per share amounts)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

SHAREHOLDERS' NET INCOME (LOSS)

Shareholders' net income (loss)		$1,548		$1,460		$1,271		$2,727		$(277)
Adjustments to reconcile adjusted income from operations
Net realized investment (gains) losses (3)	$(5)	(20)	$4	9	$1,823	1,807	$22	15	$1,828	1,827
Amortization of acquired intangible assets	420	317	455	346	843	639	914	690	423	322
Special Items
Integration and transaction-related costs	63	47	6	5	100	76	7	6	37	29
Loss (gain) on sale of businesses	—	—	—	—	19	(43)	—	—	19	(43)
Deferred tax expenses, net	—	17	—	—	—	34	—	—	—	17
Adjusted income from operations (4)		$1,909		$1,820		$3,784		$3,438		$1,875

DILUTED EARNINGS PER SHARE

Shareholders' net income (loss) (5)		$5.45		$4.92		$4.43		$9.15		$(0.97)
Adjustments to reconcile to adjusted income from operations
Net realized investment (gains) losses (3)	$(0.02)	(0.07)	$0.01	0.03	$6.36	6.30	$0.07	0.05	$6.31	6.31
Amortization of acquired intangible assets	1.48	1.11	1.53	1.17	2.94	2.23	3.07	2.32	1.46	1.10
Special Items
Integration and transaction-related costs	0.22	0.17	0.02	0.01	0.34	0.26	0.02	0.02	0.12	0.10
Loss (gain) on sale of businesses	—	—	—	—	0.07	(0.15)	—	—	0.07	(0.15)
Deferred tax expenses, net	—	0.06	—	—	—	0.12	—	—	—	0.06
Adjusted income from operations (2) (5)		$6.72		$6.13		$13.19		$11.54		$6.47

(1) Adjusted revenues is defined as total revenues excluding the following adjustments: special items and The Cigna Group’s share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting. These items are excluded because they are not indicative of past or future underlying performance of our businesses.

(2) The calculation of weighted average shares includes the impact of potentially dilutive securities for the calculation of Adjusted income from operations per share.

(3) Includes Net realized investment losses/gains as presented in our Consolidated Statements of Income, as well as the Company's share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting, which are presented within Fees and other revenues in our Consolidated Statements of Income.

(4) Adjusted income (loss) from operations is defined as shareholders’ net income (loss) (or income (loss) before income taxes less pre-tax income (loss) attributable to noncontrolling interests for the segment metric) excluding the following adjustments: net realized investment results, amortization of acquired intangible assets and special items. The Cigna Group’s share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded.

(5) For the three months ended March 31, 2024, due to the anti-dilutive effect resulting from the Shareholders' net loss for the period, the impact of potentially dilutive securities has been excluded from the calculation of weighted average shares for the calculation of diluted Shareholders’ net loss per share. Weighted average shares used to calculate diluted Shareholders’ net loss per share for the three months ended March 31, 2024 were 286,465 thousand. For the three months and six months ended June 30, 2024 and 2023, the calculation of weighted average shares includes the impact of potentially dilutive securities for the calculation of Shareholders net income.